Exhibit 5.1

[Venable LLP Letterhead]

September 27, 2005

Realty Income Corporation

220 West Crest Street

Escondido, California 92025-1707

Re:                               Registration Statement on Form S-3

Registration No. 333-113032

Ladies and Gentlemen:

We have served as Maryland counsel to Realty Income Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the Company’s registration statement on Form S-3 (No. 333-113032), and all amendments thereto (the “Registration Statement”), previously declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated March 23, 2004 which forms a part of the Registration Statement (the “Base Prospectus”).  This opinion is rendered in connection with the proposed public offering of up to 4,715,000 shares (the “Shares”) of common stock, par value $1.00 per share (the “Common Stock”), of the Company (including up to 615,000 Shares which the Underwriters (as defined herein) have the option to purchase solely to cover over-allotments), pursuant to a Purchase Agreement, dated as of September 22, 2005 (the “Purchase Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), as described in a prospectus supplement dated September 22, 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                       The Registration Statement and the related form of Prospectus in the form in which it was transmitted to the Commission under the 1933 Act;

2.                                       The Company’s current report on Form 8-K in connection with the Purchase Agreement (the “Form 8-K”), filed with the Commission under the 1933 Act;

3.                                       The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                                       The Bylaws of the Company, certified as of a recent date by an officer of the Company;

5.                                       Resolutions adopted by the Board of Directors of the Company (the “Board Resolutions”), relating to (i) the registration, sale and issuance of the Shares, (ii) the execution, delivery and performance by the Company of the Purchase Agreement and (iii) the appointment of a Pricing Committee of the Board of Directors (the “Pricing Committee”) and the delegation to such committee of all of the powers of the Board of Directors that may be delegated to the Pricing Committee with respect to the sale and issuance of the Shares, subject to the parameters established by the Board Resolutions, certified as of a recent date by an officer of the Company;

6.                                       Resolutions adopted by the Pricing Committee (the “Pricing Committee Resolutions” and, together with the Board Resolutions, the “Resolutions”) (i) fixing the terms for the issuance and sale of the Shares, including the number and price thereof, and (ii) authorizing the execution, delivery and performance of the Purchase Agreement, certified as of a recent date by an officer of the Company;

7.                                       The Purchase Agreement, certified as of a recent date by an officer of the Company;

8.                                       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

9.                                       A certificate executed by an officer of the Company, dated as of a recent date; and

10.                                 Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and  delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                       All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                       The Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter.

6.                                       Upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                       The Company is a corporation, duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                       The Shares have been duly authorized, and when issued and delivered by the Company pursuant to the Resolutions and the Purchase Agreement against payment of the purchase price specified therein, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Form 8-K and incorporation by reference into the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Company, in connection with its opinion of even date herewith) without, in each instance, our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP